Exhibit 99.3

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN THE EIGHTH ANNUAL ICR XCHANGE CONFERENCE

SUFFERN, NY - JANUARY 6, 2006 - Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands, today announced that it will be presenting at The 8th Annual ICR XChange Conference held at the Ritz Carlton in Naples, FL.

The Dress Barn investor presentation will be webcast live at 9:25 a.m. Eastern Standard Time on Thursday, January 12, 2006 at http://www.dressbarn.com. Real Player or Windows Media Player is required to listen to the webcast.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of December 31, 2005, the Company operated 786 dressbarn stores in 45 states and 510 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made during the presentation are not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors as they relate to dressbarn’s operations that could cause actual results to differ materially from the information is readily available on our most recent report on Form 10-K for the year ending July 30, 2005 and Form 10-Q for the quarter ended October 29, 2005. Such factors as they relate to maurices include risks applicable to the retail apparel business in general and risks which may be applicable to maurices’ business. In addition, there are risks associated with the integration of two businesses.

CONTACT:	The Dress Barn, Inc. Investor Relations (845) 369-4600